Exhibit 3.73

Form 424	Certificate of Amendment	This space reserved for office use
(Revised 01/06) Return in duplicate to: Secretary of State P O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions

Entity Information

The name of the filing entity is

Crestwood Sabine Pipeline LLC

State the name of the entity as currently shown in the records of the secretary of state If the amendment changes the name of the entity, state the old name and not the new name

The filing entity is a (Select the appropriate entity type below)

☐ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	0801104051

The date of formation of the entity is:	03/30/2009

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity The article or provision is amended to read as follows:

The name of the filing entity is (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable

Form 424	6

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐  A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐  B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒  Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

The limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the governing persons are set forth below:

Crestwood Sabine Pipeline LLC

717 Texas Avenue Suite 3150

Houston, TX. 77069

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	11/29/2011

SR VP & Secretary

Signature and title of authorized person(s) (see instructions)

Form 424	8